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                                                                    EXHIBIT 21.1

                     LEVIATHAN GAS PIPELINE PARTNERS, L.P.
                                  SUBSIDIARIES


Ewing Bank Gathering Company, L.L.C., a Delaware limited liability company Flextrend Development Company, L.L.C., a Delaware limited liability company Green Canyon Pipe Line Company, L.L.C., a Delaware limited liability company
       West Cameron Dehydration Company, L.L.C., a Delaware limited liability company (50%)
Leviathan Oil Transport Systems, L.L.C., a Delaware limited liability company Manta Ray Gathering Company, L.L.C., a Delaware limited liability company Poseidon Pipeline Company, L.L.C., a Delaware limited liability company
       Poseidon Oil Pipeline Company, L.L.C., a Delaware limited liability company (36%)
Sailfish Pipeline Company, L.L.C., a Delaware limited liability company
       Neptune Pipeline Company, L.L.C., a Delaware limited liability company
              Manta Ray Offshore Gathering Company, L.L.C., a Delaware limited liability company (25.7%)
       Ocean Breeze Pipeline Company, L.L.C., a Delaware limited liability company
              Nautilus Pipeline Company, L.L.C., a Delaware limited liability company (25.7%)
Stingray Holding, L.L.C., a Delaware limited liability company
       Stingray Pipeline Company, a Louisiana partnership (50%)
Tarpon Transmission Company, a Texas corporation
Texam Offshore Gas Transmission, L.L.C., a Delaware limited liability company
       High Island Offshore System, a Delaware partnership (20%)
Transco Hydrocarbons Company, L.L.C., a Delaware limited liability company
       U-T Offshore System, a Delaware partnership (33 1/3%)
Transco Offshore Pipeline Company, a Delaware limited liability company
       High Island Offshore System, a Delaware partnership (20%)
VK Deepwater Gathering Company, L.L.C., a Delaware limited liability company
       Viosca Knoll Gathering Company, a Delaware partnership (50%)
VK-Main Pass Gathering Company, L.L.C., a Delaware limited liability company